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                                                                   EXHIBIT 21.01


                            OUTBACK STEAKHOUSE, INC.
                             A DELAWARE CORPORATION

                           WHOLLY OWNED SUBSIDIARIES
                                 MARCH 26, 1997





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
          NAME OF SUBSIDIARY                      DIRECTORS                                    OFFICERS
--------------------------------------    --------------------------    -------------------------------------------------------
Outback Steakhouse of Florida, Inc.       Chris T. Sullivan             Chris T. Sullivan . . .   Chairman of the Board and
a Florida corporation                     Robert D. Basham                                        Chief Executive Officer
550 North Reo Street, Suite 200           J. Timothy Gannon             Robert D. Basham  . . .   President and Chief
Tampa, Florida  33609                     Robert S. Merritt                                       Operating Officer
                                                                        J. Timothy Gannon . . .   Sr. Vice President
                                                                        Robert S. Merritt . . .   Sr. Vice President, Chief
                                                                                                  Financial Officer and
                                                                                                  Treasurer
                                                                        Joseph J. Kadow . . . .   Vice President, General
                                                                                                  Counsel, and Secretary

Carrabba's Italian Grill, Inc.            Chris T. Sullivan             Chris T. Sullivan . . .   Chairman of the Board and
a Florida corporation                     Robert D. Basham                                        Chief Executive Officer
550 North Reo Street, Suite 200           Robert S. Merritt             Carl H. Sahlsten  . . .   President
Tampa, Florida  33609                     Carl H. Sahlsten              Robert D. Basham  . . .   Sr. Vice President and Chief
                                                                                                  Operating Officer
                                                                        Robert S. Merritt . . .   Sr. Vice President, Chief
                                                                                                  Financial Officer and
                                                                                                  Treasurer
                                                                        Steve Shlemon . . . . .   Vice President--and Director
                                                                                                  of Operations
                                                                        Joseph J. Kadow . . . .   Secretary

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